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                                                                     EXHIBIT 8.1


                  [SIMPSON THACHER & BARTLETT LETTERHEAD]

                                                                  July 15, 1999

Re: Proposed Merger and Recapitalization

Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116

Ladies and Gentlemen:


     You have requested our opinion regarding the material United States federal income tax consequences of the proposed merger and recapitalization (the "Merger") by and among Blount International, Inc. ("Blount") and Red Dog Acquisition, Corp. ("Red Dog Acquisition"), pursuant to which the stockholders of Blount will receive cash and stock of the surviving corporation in the merger in exchange for such stockholders' common stock of Blount.


     In connection with this opinion, we have examined such documents and factual information as we have considered appropriate, including the Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, between Red Dog Acquisition and Blount (the "Agreement") and the Registration Statement on Form S-4 filed by Blount with the Securities and Exchange Commission (the "Registration Statement").

     In connection with this opinion, with your consent, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that: (a) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective date of the Merger) due execution and delivery of all documents where due
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SIMPSON THACHER & BARTLETT


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execution and delivery are prerequisites to effectiveness thereof; (b) the
Merger will be effective under the laws of the State of Delaware; and (c) the facts described in the Registration Statement are correct and complete as of the date hereof and will be correct and complete as of the effective date of the Merger. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Registration Statement.

                                    Opinion


     Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Registration Statement under the heading "The Merger--Material Federal Income Tax Consequences", we hereby confirm our opinion that the discussion under the heading "The Merger--Material Federal Income Tax Consequences" addresses the material United States federal income tax considerations of the Merger generally applicable to a stockholder of Blount.


     This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion. This opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts, the Treasury Department or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based, which changes could be retroactive with respect to transactions prior to the date of such changes. Any such changes could significantly modify the statements and opinions expressed herein. This opinion represents counsel's best legal


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SIMPSON THACHER & BARTLETT


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judgment, and has no binding effect or official status, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested. In addition, if any of the facts or assumptions upon which this opinion is based were to change, this opinion would no longer have any force or effect.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "The Merger--Material Federal Income Tax Consequences," "Summary--Material Federal Income Tax Consequences," and "Legal Opinions," in the Registration Statement.


                                             Very truly yours,


                                             /s/ SIMPSON THACHER & BARTLETT
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                                             SIMPSON THACHER & BARTLETT